FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 22, 2013

DAVID MULLINS
7329 FEATHERSTONE BLVD
SARASOTA, FL 34238

The Articles of Incorporation for FIRST XERIS CORP. were filed on March 21, 2013 and assigned document number P13000026600. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-800-829-4933 for an SS-4 form or go to www.irs.gov.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Pamela Smith, Regulatory Specialist II
New Filing Section

Letter Number: 613A00006868

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

13 MAR 21 PM 2:04

ARTICLES OF INCORPORATION
OF
FIRST XERIS CORP.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be: FIRST XERIS CORP.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 7329 Featherstone Blvd., Sarasota, Florida 34238

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (two hundred and fifty million) 250,000,000 shares of Common Stock, par value $.0001 per share.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be David Mullins, 7329 Featherstone Blvd., Sarasota, Florida 34238.

ARTICLE VII
BOARD OF DIRECTORS

This corporation shall have one (1) Director initially.

David Mullins
7329 Featherstone Blvd.
Sarasota, Florida 34238
941-726-4383

ARTICLE VIII
INCORPORATOR

The name and address of the person signing these Articles of Incorporation as the Incorporator is

David Mullins
7329 Featherstone Blvd.
Sarasota, Florida 34238

ARTICLE IX
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

13 MAR 21 PM 2:04

ARTICLE X
CONTROL SHARE ACQUISITIONS

This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 18th day of March 2013.

David Mullins, Incorporator

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
13 MAR 21 PM 2:04

CERTIFICATE DESIGNATING REGISTERED AGENT AND OFFICE FOR SERVICE FOR PROCESS

FIRST XERIS CORP. , a corporation existing under the laws of the State of Florida with its principal office and mailing address at 7329 Featherstone Blvd, Sarasota, Florida 34238 has named . whose address is Sarasota, Florida 34238 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

David Mullins